Exhibit 99.1

FOR IMMEDIATE RELEASE

May 19, 2004	For More Information Contact:
Gregory Schreacke
Chief Financial Officer
First Federal Financial Corporation of Kentucky
(270) 765-2131

First Federal Financial Corporation of Kentucky
Announces Change in Corporate Name to

First Financial Service Corporation

Elizabethtown, Kentucky, May 19, 2004 – First Federal Financial Corporation of Kentucky (the Company, Nasdaq: FFKY) today announced that the corporate name will be changed to First Financial Service Corporation effective June 1, 2004.  This change was approved at the Annual Meeting of Shareholders that was held on May 12, 2004.  The Nasdaq symbol FFKY will remain unchanged.

Commenting on the announcement, B. Keith Johnson, President and Chief Executive Officer said, “ The name change will reflect that the corporation is now a financial services corporation offering a wide range of commercial and retail banking services to business and individual customers in the markets we serve.  It will eliminate the word “federal” from the corporation’s name to help avoid any misperception in the financial markets that the corporation is a thrift institution.”

First Federal Financial Corporation of Kentucky is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  Today, the Bank serves Central Kentucky through its 14 full-service banking centers.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Federal Financial Corporation’s stock is traded on the Nasdaq National Market under the symbol “FFKY.”  Market makers for the stock are:

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Keefe, Bruyette & Woods, Inc.

Stifel Nicolaus & Company	Goldman, Sachs & Company

First Tennessee Securities	Knight Securities, LP

Trident Securities	Spear, Leeds & Kellogg

Sandler O’Neill	Howe Barnes Investments, Inc.

#####